REX ETF Trust 485BPOS

Exhibit 99.(e)(2)

EXHIBIT A

REX COIN Growth & Income ETF
REX MSTR Growth & Income ETF
REX NVDA Growth & Income ETF
REX TSLA Growth & Income ETF
REX AAPL Growth & Income ETF
REX AMD Growth & Income ETF
REX AMZN Growth & Income ETF
REX ASML Growth & Income ETF
REX AVGO Growth & Income ETF
REX BABA Growth & Income ETF
REX BKNG Growth & Income ETF
REX BRK.B Growth & Income ETF
REX CEPT Growth & Income ETF
REX CRWD Growth & Income ETF
REX CRWV Growth & Income ETF
REX DKNG Growth & Income ETF
REX GME Growth & Income ETF
REX GOOGL Growth & Income ETF
REX HOOD Growth & Income ETF
REX IBIT Growth & Income ETF
REX IONQ Growth & Income ETF
REX JPM Growth & Income ETF
REX LLY Growth & Income ETF
REX MARA Growth & Income ETF
REX META Growth & Income ETF
REX MSFT Growth & Income ETF
REX NFLX Growth & Income ETF
REX NOW Growth & Income ETF
REX O Growth & Income ETF
REX PLTR Growth & Income ETF
REX RGTI Growth & Income ETF
REX SMCI Growth & Income ETF
REX SMR Growth & Income ETF
REX SNOW Growth & Income ETF
REX TEM Growth & Income ETF
REX TLT Growth & Income ETF
REX TSM Growth & Income ETF
REX UNH Growth & Income ETF
REX WMT Growth & Income ETF
REX Drone ETF
REX IncomeMax Option Strategy ETF

A-1